FOR IMMEDIATE RELEASE	CONTACT:
November 12, 2008	Andrew Zaref, CFO
(212) 716-1977

ATRINSIC REPORTS OPERATING RESULTS FOR THE THIRD QUARTER 2008

Third Quarter Highlights

■
Proforma Revenues of $30.8 million and $105.5 million, and Proforma Adjusted EBITDA of $1.0 million ($0.04 per share) and $6.8 million ($0.31 per share) for the three and nine months ended September 30, 2008.

■
Reported revenues of $30.8 million and $91.0 million, and net loss of ($6.0) thousand ($0.00 per share) and net income of $0.8 million ($0.04 per share) for the three and nine months ended September 30, 2008.

■	Overall improvement in available capital resources, including $29.8 million in cash and marketable securities at September 30, 2008, an increase of $4.6 million, from $25.2 million at June 30, 2008.
■
Successfully launched new casual game program with continued development of additional content offerings expected to be released in fourth quarter of 2008. Expanded billable audience and demographic target with investment in fixed line billing operation.

■	Continued development of second generation online advertising platform with expected completion in early 2009.

New York  (November 12, 2008) - New Motion, Inc., doing business as Atrinsic, (NASDAQ: NWMO), a premier online and mobile marketing services company, announced today that revenues for the third quarter of 2008 were $30.8 million compared with $10.5 million in the third quarter of 2007, an increase of 193%. Revenues for the nine months ended September 30, 2008 and 2007 were $91.0 million and $23.0 million, an increase of 295%. The increase in revenues is primarily attributable to the Company’s merger with Traffix, Inc., which was consummated on February 4, 2008, that added $20.0 and $57.1 million in revenues for the three and nine month periods ended September 30, 2008. The Company continues to leverage the benefits of its cross media Internet and Mobile platforms, vertically integrate its proprietary content and online distribution network, and diversify its revenues with new service offerings. For the third quarter of 2008, on a comparable basis, the Company experienced a 3.0% increase in revenues derived from its mobile offerings and a 100% increase in revenues from its online service offerings as a result of the Traffix acquisition, effective February 4, 2008. For the nine months ended September 30, 2008, revenues derived from mobile and online service offerings increased 47.0% and 100%, respectively.

Operating expenses for the third quarter of 2008 were $9.8 million compared with operating expenses of $11.2 million in the third quarter of 2007, a decrease of approximately $1.4 million, primarily attributable to efficiencies gained through post merger integration, decreased discretionary Selling & Marketing expenses, a reduction in non cash equity based compensation, partially offset by an increase in depreciation and amortization. The Company is continuing to achieve the anticipated $4.1 million in efficiencies from the Traffix merger while simultaneously developing an appropriate infrastructure to support anticipated growth. In addition, the Company is carefully monitoring its performance expectations and market conditions relative to its discretionary customer acquisition and lead generation activities.

Net loss for the third quarter of 2008 was ($6.0) thousand ($0.00 per basic and diluted earnings per share) compared with a net loss of ($1.9) million for the third quarter of 2007 (($0.16) per basic and diluted loss per share). Net income for the nine months ended September 30, 2008 was $0.8 million ($0.04 per basic and diluted earnings per share) compared with a net loss of ($3.2) million for the nine months ended September 30, 2007 (($0.29) per basic and diluted loss per share).

As of September 30, 2008, the Company had cash and cash equivalents of $21.9 million, marketable securities of approximately $7.9 million coupled with significant working capital to support future growth, business development initiatives, and capital activities. The Company repurchased 387,072, and 619,372 shares of Common stock for the three and nine months ended September 30, 2008 at a cost of approximately $2.6 million pursuant to its stock repurchase program previously announced on April 9, 2008. To date, since inception of the plan, the company has repurchased 1,695,325 shares at a cost of approximately $3.7 million.

Non-GAAP1 Adjusted EBITDA for the third quarter 2008 was $1.0 million as compared with $(1.7) million loss for the third quarter of 2007. On a non-GAAP per diluted share basis, Adjusted EBITDA per share for the third quarter of 2008 was $0.05 as compared to ($0.15) for the third quarter of 2007.

Company Goals

During 2008, the Company consummated two significant business combinations and taken significant actions to maximize the efficiencies related to those transactions. In addition, management has reduced operating expenses, launched numerous operational initiatives, and continues to monitor the marketplace for additional opportunities. The nature, timing, and magnitude of future activities will depend on, among other things, operating performance, post merger integration activities, and market conditions. Management continuously seeks to build long term shareholder value by prudently deploying capital with expectations for an anticipated risk adjusted return.

Management will continue to identify, and execute, additional strategic initiatives, however, as a result of market conditions, there are limited opportunities that meet our investment criteria. We currently do not expect to consummate additional business combinations during 2008. In addition, the Company is committed to capital preservation and continuing to generate positive cash flows and expects to finish 2008 with sufficient capital resources enabling continued development and growth into the future.

The Company continues to execute on its long term strategic plans; however, the near term business climate, volatile pricing trends, limited or unstable demand (particularly in the financial services and retail sectors), and uncertainties in discretionary consumer spending patterns will negatively impact our operating performance. Despite these challenges, management remains committed to reducing discretionary operating expenses and reevaluating new initiatives in order to preserve operating margins and generate positive cash flow.

1 All non-GAAP amounts have been adjusted from comparable GAAP measures. A description of all adjustments and reconciliations to comparable GAAP measures for all periods presented are included within this communication.

About New Motion, Inc. (doing business as Atrinsic)

New Motion, Inc., doing business as Atrinsic, is one of the leading digital advertising and entertainment networks in the United States. Atrinsic is organized as a single segment business with two principal activities: (1) Networks services - offering full service online marketing and distribution services which are targeted and measurable online campaigns and programs for marketing partners, corporate advertisers, or their agencies, generating qualified customer leads, online responses and activities, or increased brand recognition, and (2) Entertainment services - offering our portfolio of subscription-based content applications direct to users working with wireless carriers and other distributors.

Atrinsic brings together the power of the Internet, the latest in mobile technology, and traditional marketing/advertising methodologies, creating a fully integrated vehicle for the generation of qualified leads monetized by the sale and distribution of entertainment content, brand-based distribution and pay-for-performance advertising. Atrinsic’s Entertainment service’s content is organized into four strategic service groups - digital music, casual games, interactive contests, and communities/lifestyles. The Atrinsic brands include GatorArcade, a premium online and mobile gaming site, Bid4Prizes, a low-bid mobile auction interactive game, and iMatchUp, one of the first integrated web-mobile dating services. Feature-rich advertising services include a mobile ad network, extensive search capabilities, email marketing, one of the largest and growing publisher networks, and proprietary entertainment content. Services are provided on a variety of pricing models including cost per action, fixed fee, or commission based arrangement.

Availability of Annual Report on Form 10-KSB and Interim Report on Form 10-Q

On April 29, 2008, the Company filed an amendment on Form 10-KSB/A to its Form 10-KSB for the sole purpose of including the Part III information. A copy of the Form 10-KSB can be obtained at no cost on the Company’s website, www.atrinsic.com , or on the SEC’s website, www.sec.gov . A copy of the Company’s Form 10-KSB is also available in print at no cost to any Company shareholder upon request. In addition, concurrent with the distribution of this press release the Company is filing its interim report on Form 10Q for the third quarter of 2008.

Forward-Looking Statements

This press release contains “forward-looking” statements based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include the Company’s expectations that it will have sufficient capital resources to enable continued development and growth into the future. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward looking statements. Such risks include, among others, the following: risks related to the successful offering of the company’s products and services in a recessionary economy; the risk that the anticipated benefits of the company’s merger with Traffix or the company’s acquisition of Ringtone.com may not be realized; and other risks that may impact the Company’s business, some of which are discussed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption “Risk Factors”, including without limitation, in each of the Company’s Quarterly and Annual Reports, as filed on Forms 10-Q or 10-QSB, 10-K, 10-KSB, or 10-KSB/A, respectively, and as applicable. All information in this release is as of November 12, 2008. The Company does not undertake any obligation to update or revise these forward-looking statements to conform to actual results or changes in the Company’s expectations.

Supplemental Disclosure regarding Non-GAAP Measures

EBITDA and Adjusted EBITDA

The following tables set forth the Company’s EBITDA and Adjusted EBITDA for the three and nine month periods ended September 30, 2008 and 2007. The Company defines “EBITDA” and “Adjusted EBITDA” as net income adjusted to exclude the following line items presented in its Statement of Operations: income taxes; interest expense, interest and dividend income, net, minority interest, depreciation and amortization, and in the case of Adjusted EBITDA non-cash equity based compensation. While this non-Generally Accepted Accounting Principles (“GAAP”) measure has been relabeled to more accurately describe in the title the method of calculation of the measure, the actual method of calculating the measure is presented below.

The Company uses Adjusted EBITDA, among other things, and possibly with additional adjustments, to evaluate the Company’s operating performance, to value prospective acquisitions, and as one of several components of incentive compensation targets for certain management personnel, and this measure is among the primary measures used by management for the planning and forecasting of future periods. This measure is an important indicator of the Company’s operational strength and performance of its business because it provides one of several links between profitability and operating cash flow. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, it is our understanding that this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company has elected to not adjust EBITDA for the impact of the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 “Share-Based Payment” (“FAS 123R”) and the Company has provided what it believes to be relevant supplemental information in this communication for analysis by others to fit their particular needs.

Since EBITDA and Adjusted EBITDA are not measures of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance. EBITDA and Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, this measure does not necessarily represent funds available for discretionary use, and is not necessarily a measure of the Company’s ability to fund its cash needs. As EBITDA and Adjusted EBITDA exclude certain financial information compared with net income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded. As required by the SEC, the Company provides below a reconciliation of EBITDA and Adjusted EBITDA to net income, the most directly comparable amount reported under GAAP.

Reconciliation of Reported Net Income/(Loss)
to EBITDA and Adjusted EBITDA
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Net (Loss) Income	$(6)	$(1,949)	$793	$(3,208)

Reconciliation Items:
Minority interest	(15)	(156)	(92)	291
Income tax expense (benefit)	(77)	(206)	517	(1,111)
Other expense	(22)	-	144	21
Interest income, net	(125)	(121)	(485)	(342)
Depreciation and amortization	1,339	415	2,619	929

EBITDA	1,094	(2,017)	3,496	(3,420)

Non-cash equity based compensation	(71)	278	1,009	472

Adjusted EBITDA	$1,023	$(1,739)	$4,505	$(2,948)

Diluted Adjusted EBITDA per common share	$0.05	$(0.15)	$0.21	$(0.27)

Condensed Pro Forma Summary

The following table set forth the Company’s Condensed Proforma results for the three and nine month periods ended September 30, 2008 and 2007. The following pro forma consolidated amounts give effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com, with both being accounted for by the purchase method of accounting as if they had occurred as at January 1, 2007, the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.
Pro Forma Consolidated Statement of Operations
For the Three and Nine Months Ending September 30, 2008 and 2007
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net revenues	$30,819	$32,836	$105,545	$85,628
Cost of revenues	21,217	23,025	65,781	53,109
Gross profit	9,602	9,811	39,765	32,519

Operating expense net of interest income and other expense	9,685	10,911	36,494	35,568

Income tax expense (benefit)	(77)	(206)	517	(1,111)
Net income (loss)	$(6)	$(894)	$2,754	$(1,938)
Basic and Diluted earnings per share	$0.00	$(0.04)	$0.07	$(0.09)

Pro Forma EBITDA and Adjusted EBITDA

The following table sets forth pro forma EBITDA and pro forma Adjusted EBITDA amounts after giving effect to the merger with Traffix, Inc. and the acquisition of Ringtone.com as if they had occurred as of January 1, 2007, the beginning of the periods presented. The pro forma consolidated results are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results.

Reconciliation of Pro Forma Net Income/(Loss)
to Pro Forma EBITDA and Pro Forma Adjusted EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007

Pro Forma Net Income (loss)	$(6)	$(894)	$2,754	$(1,938)

Reconciliation Items:
Minority interest	(15)	(156)	(92)	291
Income tax expense (benefit)	(77)	(206)	517	(1,111)
Other expense	(22)	-	175	21
Interest income and dividends, net	(125)	(121)	(485)	(342)
Depreciation and amortization	1,339	1,743	2,926	5,160

Pro Forma EBITDA	1,094	365	5,794	2,081

Non-cash equity based compensation	(71)	654	1,009	1,379

Adjusted Pro Forma EBITDA	$1,023	$1,109	$6,803	$3,460

Diluted Pro Forma Adjusted EBITDA per common share	$0.04	$0.08	$0.31	$0.31

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,888	$987
Marketable securities	3,950	9,463
Accounts receivable, net of allowance for doubtful accounts of $1,786 at September 30, 2008 and $565 at December 31, 2007	20,321	8,389
Prepaid income taxes	2,680	780
Other current assets	3,149	1,498
TOTAL CURRENT ASSETS	51,988	21,117

PROPERTY AND EQUIPMENT, NET	4,286	860
MARKETABLE SECURITIES - NON CURRENT	4,000	-
GOODWILL	100,852	-
IDENTIFIED INTANGIBLES, NET	44,044	599
OTHER ASSETS	-	1,387
TOTAL ASSETS	$205,170	$23,963

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$7,993	$3,257
Accrued expenses	12,725	3,720
Notes Payable	1,794	-
Deferred taxes payable	1,340	-
Other current liabilities	1,866	99
TOTAL CURRENT LIABILITIES	25,718	7,076

Deferred income taxes	14,918	-
Notes payable	-	22
TOTAL LIABILITIES	40,636	7,098

MINORITY INTEREST	191	283

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock - par value $.01, 100,000,000 authorized, 22,372,570 and 12,021,184 issued and outstanding, respectively	230	120
Additional paid-in capital	168,984	19,583
Accumulated other comprehensive loss	-	(38)
Common stock, held in treasury, at cost, 619,372 shares	(2,581)
Accumulated deficit	(2,290)	(3,083)
TOTAL STOCKHOLDERS' EQUITY	164,343	16,582
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$205,170	$23,963

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

NET REVENUES	$30,819	$10,495	$91,008	$23,031

COST OF REVENUES	21,217	1,406	54,082	3,626

GROSS PROFIT	9,602	9,089	36,926	19,405

OPERATING EXPENSES
Selling and marketing	2,075	7,878	11,229	15,325
General and administrative (includes non-cash equity compensation of (($71), $278, $1,009, and $472, respectively)	6,433	2,916	22,200	7,500
Depreciation and amortization	1,339	415	2,619	929
	9,847	11,209	36,048	23,754

INCOME (LOSS) FROM OPERATIONS	(245)	(2,120)	878	(4,349)

OTHER (INCOME) EXPENSE

Interest income and dividends	(192)	(123)	(567)	(362)
Interest expense	67	2	82	20
Other expense	(22)	-	145	21
	(147)	(121)	(340)	(321)

INCOME (LOSS) BEFORE INCOME TAXES	(98)	(1,999)	1,218	(4,028)

INCOME TAXES	(77)	(206)	517	(1,111)

INCOME (LOSS) BEFORE MINORITY INTEREST	(21)	(1,793)	701	(2,917)

MINORITY INTEREST	(15)	156	(92)	291

NET INCOME (LOSS)	$(6)	$(1,949)	$793	$(3,208)

EARNINGS (LOSS) PER SHARE:
Basic	$0.00	$(0.16)	$0.04	$(0.29)
Diluted	$0.00	$(0.16)	$0.04	$(0.29)

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic	22,545,451	12,000,167	21,208,980	11,108,117
Diluted	22,545,451	12,000,167	22,006,232	11,108,117

NEW MOTION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$793	$(3,208)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Allowance for doubtful accounts	1,221	(440)
Depreciation and amortization	3,097	929
Stock-based compensation expense	1,009	884
Net losses on sale of marketable securities	238	-
Deferred income taxes	(1,248)	(1,802)
Minority interest in net loss of consolidated joint venture	(92)	291
Changes in operating assets and liabilities of business, net of acquisitions:
Accounts receivable	2,872	(2,301)
Prepaid income tax	(2,478)	336
Prepaid expenses and other current assets	2,116	(593)

Accounts payable	(3,412)	2,547
Other, principally accrued expenses	1,215	233
Net cash provided by (used in) operating activities	5,331	(3,124)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of securities	(6,332)	-
Proceeds from sales of securities	20,758	-
Cash received in business combinations	12,271	-
Cash paid in business combinations	(7,041)	(1,736)
Capital expenditures	(1,737)	(166)
Net cash provided by (used in) investing activities	17,919	(1,902)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(111)	(575)
Expenditures for equity financing	-	(470)
Issuance of warrants	-	57
Issuance of stock	-	18,434
Purchase of common stock held in treasury	(2,581)	-
Proceeds from exercise of stock options	343	27
Net cash (used in) provided by financing activities	(2,349)	17,473

NET INCREASE IN CASH AND CASH EQUIVALENTS	20,901	12,447
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	987	544
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$21,888	$12,991